Exhibit 99.1

Quarterly Earnings Review

April 18, 2012

Table of Contents

First Quarter 2012 Financial Highlights	2

Financial Summary/Key Metrics	3

Business Metrics	4

Fee and Other Revenue	6

Net Interest Revenue	8

Noninterest Expense	9

Capital	10

Investment Securities Portfolio	11

Nonperforming Assets	12

Allowance for Credit Losses, Provision and Net Charge-offs	12

Review of Businesses	12

• Investment Management	13

• Investment Services	15

• Other	17

Supplemental Information – Explanation of Non-GAAP Financial Measures	18

Cautionary Statement	23

BNY Mellon 1Q12 Quarterly Earnings Review

FIRST QUARTER 2012 FINANCIAL HIGHLIGHTS

	Net income			EPS (a) (b)
	(in millions) (a)			1Q11	4Q11		1Q12	1Q12 vs.
	1Q11	4Q11	1Q12					1Q11	4Q11
Earnings:
Net income applicable to common shareholders – GAAP	$625	$505	$619	$0.50	$0.42		$0.52	4%	24%
Non-GAAP adjustments (a)	6	67	N/A	—	0.06		N/A

Subtotal net income – Non-GAAP	631	572	619	0.50	0.47	(c)	0.52	4%	11%
Amortization of intangible assets	68	66	61	0.05	0.05		0.05

Net income – Non-GAAP	$699	$638	$680	$0.55	$0.52		$0.57	4%	10%

KEY POINTS (comparisons are unannualized 1Q12 vs. 4Q11 unless otherwise stated)

•	Earnings
-	Total revenue of $3.6 billion, up 3% (up 6% excluding fee and other revenue related to the Shareowner Services business sold on Dec. 31, 2011 and net income (loss) attributable to noncontrolling interests related to consolidated investment management funds).
-	Fee and other revenue up 3% (up 8% excluding fee and other revenue related to Shareowner Services).
-	Investment services fees increased 3% (up 6% excluding investment services fees related to Shareowner Services) primarily due to improved market values, higher volumes and net new business.
-	Investment management and performance fees increased 2% driven by higher market values, lower money market fee waivers and net new business, partially offset by seasonally lower performance fees. Excluding performance fees, investment management fees increased 7%.
-	Foreign exchange and other trading revenue decreased 16% as volatility decreased significantly.
-	Net interest revenue decreased 2% driven primarily by lower average client deposits and lower accretion, partially offset by increased investments in high quality investment securities.
-	Provision for credit losses of $5 million.
-	Noninterest expense decreased 3% (up 4% excluding amortization of intangible assets, restructuring charges, M&I expenses and direct expense related to Shareowner Services). The increase was primarily driven by higher litigation and legal expenses, higher incentive expense due to the vesting of long-term stock awards for retirement eligible employees and higher pension expense. Additionally, we are beginning to realize the results of our operational excellence initiatives as business development, professional and other purchased services, compensation, net occupancy and software and equipment expenses decreased.
-	Effective tax rate of 28.7%.
•	Record levels of AUC/A and AUM
-	AUC/A of $26.6 trillion, increased 3%.
-	AUM of $1.3 trillion, increased 4%.
•	Capital
-	Return on tangible common equity – Non-GAAP 21%. (a)
-	Repurchased 17.3 million shares for $371 million in the first quarter of 2012.
-	Estimated Basel III Tier 1 common equity ratio – Non-GAAP 7.6%, up 50 basis points sequentially. (a)
(a)	See “Supplemental information” beginning on page 18 for GAAP to Non-GAAP reconciliations.
(b)	Diluted earnings per share is determined based on the net income reported on the income statement less earnings allocated to participating securities of $6 million in the first quarter of 2011, $6 million in the fourth quarter of 2011 and $8 million in the first quarter of 2012, and the change in the excess of redeemable value over the fair value of noncontrolling interests of $6 million in the first quarter of 2011, $(1) million in the fourth quarter of 2011 and $(6) million in the first quarter of 2012.
(c)	Does not foot due to rounding.

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BNY Mellon 1Q12 Quarterly Earnings Review

FINANCIAL SUMMARY

(dollars in millions, common shares in thousands)						1Q12 vs.
	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Revenue:
Fee and other revenue	$2,838	$3,056	$2,887	$2,765	$2,838	—%	3%
Income (loss) from consolidated investment management funds	110	63	32	(5)	43
Net interest revenue	698	731	775	780	765	10	(2)
Total revenue – GAAP	3,646	3,850	3,694	3,540	3,646	—	3
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	44	21	13	(28)	11
Fee and other revenue related to Shareowner Services (a)	62	54	44	142	—
Total revenue – Non-GAAP	3,540	3,775	3,637	3,426	3,635	3	6
Provision for credit losses	—	—	(22)	23	5
Expense:
Noninterest expense – GAAP	2,697	2,816	2,771	2,828	2,756	2	(3)
Less: Amortization of intangible assets	108	108	106	106	96
Restructuring charges	(6)	(7)	(5)	107	(9)
M&I expenses	17	25	17	32	18
Direct expense related to Shareowner Services (a)	46	47	37	46	—
Total noninterest expense – Non-GAAP	2,532	2,643	2,616	2,537	2,651	5	4
Income:
Income before income taxes	949	1,034	945	689	885
Provision for income taxes	279	277	281	211	254
Net income	$670	$757	$664	$478	$631	(6)%	32%
Net (income) loss attributable to noncontrolling interests (b)	(45)	(22)	(13)	27	(12)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625	$735	$651	$505	$619
Key Metrics:

Pre-tax operating margin (c)	26%	27%	26%	19%	24%
Non-GAAP adjusted (c)	28%	30%	29%	27%	27%

Return on common equity (annualized) (b)	7.7%	8.8%	7.6%	5.9%	7.4%
Non-GAAP (c)	8.6%	9.7%	8.5%	7.7%	8.2%

Return on tangible common equity (annualized)
Non-GAAP (c)	24.3%	26.3%	22.1%	17.7%	21.0%
Non-GAAP adjusted (c)	24.4%	26.6%	22.3%	20.4%	21.2%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	79%	78%	78%	78%
Percentage of non-U.S. total revenue (d)	37%	37%	39%	34%	37%
Period end:
Full-time employees	48,400	48,900	49,600	48,700	47,800
Market capitalization	$37,090	$31,582	$22,543	$24,085	$28,780
Common shares outstanding	1,241,724	1,232,691	1,212,632	1,209,675	1,192,716
(a)	Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.
(b)	Includes net income of $44 million in the first quarter of 2011, net income of $21 million in the second quarter of 2011, net income of $13 million in the third quarter of 2011, a net loss of $28 million in the fourth quarter of 2011 and net income of $11 million in the first quarter of 2012, respectively, attributable to noncontrolling interests related to consolidated investment management funds.
(c)	See “Supplemental information” beginning on page 18 for GAAP to Non-GAAP reconciliations.
(d)	Includes fee revenue, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Unless otherwise noted, the results for 2011 include Shareowner Services.

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BNY Mellon 1Q12 Quarterly Earnings Review

BUSINESS METRICS

Investment Management metrics						1Q12 vs.
	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Changes in market value of assets under management (in billions) (a):
Beginning balance	$1,172	$1,229	$1,274	$1,198	$1,260
Net inflows (outflows):
Long-term	31	32	4	16	7
Money market	(5)	(1)	(15)	7	(9)
Total net inflows (outflows)	26	31	(11)	23	(2)
Net market/currency impact	31	14	(65)	39	50
Ending balance	$1,229	$1,274	$1,198	$1,260	$1,308 (b)	6%	4%

Composition of assets under management at period end (a):
Equity	34%	34%	30%	31%	33%
Fixed income	30	31	35	35	35
Money market	27	26	27	26	24
Alternative investments and overlay	9	9	8	8	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans (in millions)	$6,825	$6,884	$6,958	$7,209	$7,422	9%	3%
Average deposits (in millions)	$9,272	$8,996	$10,392	$11,761	$11,491	24%	(2)%
(a)	Excludes securities lending cash management assets.
(b)	Preliminary.

Investment Services metrics						1Q12 vs.
	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Market value of assets under custody and administration at period-end (in trillions)	$25.5	$26.3	$25.9	$25.8	$26.6	4%	3%

Market value of securities on loan at period-end (in billions) (a)	$278	$273	$250	$269	$265	(5)%	(1)%

Average loans (in millions)	$20,554	$22,891	$22,879	$26,804	$25,902	26%	(3)%
Average deposits (in millions)	$139,342	$153,863	$181,848	$188,539	$176,811	27%	(6)%

Asset servicing:
New business wins (AUC) (in billions)	$496	$196	$96	$431	$453

Corporate Trust:
Total debt serviced (in trillions)	$11.9	$11.8	$11.9	$11.8	$11.9	—%	1%
Number of deals administered	133,416	133,262	134,843	133,850	133,319	—%	—%

Depositary Receipts:
Number of sponsored programs	1,367	1,386	1,384	1,389	1,391	2%	—%

Clearing services:
DARTS volume (in thousands)	207.2	196.5	207.7	178.7	196.6	(5)%	10%
Average active clearing accounts U.S. (in thousands)	5,289	5,486	5,503	5,429	5,413	2%	—%
Average long-term mutual fund assets (U.S. platform) (in millions)	$287,682	$306,193	$287,573	$287,562	$306,212	6%	6%
Average margin loans (in millions)	$6,978	$7,506	$7,351	$7,548	$7,900	13%	5%

Broker-Dealer:
Average collateral management balances (in billions)	$1,806	$1,845	$1,872	$1,866	$1,929	7%	3%

Treasury services:
Global payments transaction volume (in thousands)	10,761	10,944	11,088	10,856	10,838	1%	—%
(a)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 1Q12 Quarterly Earnings Review

Market indices						1Q12 vs.
	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
S&P 500 Index (a)	1326	1321	1131	1258	1408	6%	12%
S&P 500 Index – daily average	1302	1318	1227	1224	1347	3	10
FTSE 100 Index (a)	5909	5946	5128	5572	5768	(2)	4
FTSE 100 Index – daily average	5945	5906	5470	5424	5818	(2)	7
MSCI World Index (a)	1335	1331	1104	1183	1312	(2)	11
MSCI World Index – daily average	1320	1332	1217	1169	1268	(4)	8
Barclays Capital Aggregate BondSM Index (a)	328	341	346	347	351	7	1
NYSE and NASDAQ share volume (in billions)	225	213	250	206	186	(17)	(10)
JPMorgan G7 Volatility Index – daily average (b)	11.07	11.21	12.60	12.95	10.39	(6)	(20)
(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 1Q12 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue (a)						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Investment services fees:
Asset servicing (b)	$917	$973	$922	$885	$943	3%	7%
Issuer services	351	365	442	287	251	N/M	N/M
Memo: Issuer services excluding Shareowner Services	292	314	400	245	251	(14)	2
Clearing services	292	292	297	278	303	4	9
Treasury services	134	134	133	134	136	1	1
Total investment services fees	1,694	1,764	1,794	1,584	1,633	(4)	3
Investment management and performance fees	764	779	729	730	745	(2)	2
Foreign exchange and other trading revenue	198	222	200	228	191	(4)	(16)
Distribution and servicing	53	49	43	42	46	(13)	10
Financing-related fees	43	49	40	38	44	2	16
Investment and other income	81	145	83	146	139	72	(5)
Total fee revenue	2,833	3,008	2,889	2,768	2,798	(1)	1
Net securities gains (losses)	5	48	(2)	(3)	40	N/M	N/M
Total fee and other revenue – GAAP	2,838	3,056	2,887	2,765	2,838	—	3
Less: Fee and other revenue related to
Shareowner Services (c)	62	54	44	142	—
Total fee and other revenue – Non-GAAP	$2,776	$3,002	$2,843	$2,623	$2,838	2%	8%
Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	79%	78%	78%	78%
(a)	See “Supplemental information” beginning on page 18 for fee and other revenue excluding Shareowner Services – Non-GAAP.
(b)	Asset servicing fees include securities lending revenue of $37 million in the first quarter of 2011, $62 million in the second quarter of 2011, $41 million in the third quarter of 2011, $43 million in the fourth quarter of 2011 and $49 million in the first quarter of 2012.
(c)	The Shareowner Services business was sold on Dec. 31, 2011. Results in the fourth quarter of 2011 include a $98 million pre-tax gain on the sale.

N/M-Not meaningful.

KEY POINTS

•

Asset servicing fees were $943 million, an increase of 3% year-over-year and 7% (unannualized) sequentially. Both increases reflect net new business and higher equity markets, as well as higher securities lending revenue driven by wider spreads.

•

Issuer services fees excluding Shareowner Services were $251 million, a decrease of 14% year-over-year and an increase of 2% (unannualized) sequentially. The year-over-year decrease primarily resulted from lower money market fees, lower trust fees related to the weakness in structured products and higher fee waivers in Corporate Trust and lower Depositary Receipts revenue. Sequentially, higher Depositary Receipts revenue was partially offset by lower Corporate Trust fees.

•

Clearing services fees were $303 million, an increase of 4% year-over-year and 9% (unannualized) sequentially. The year-over-year increase was driven by net new business and growth in mutual fund assets and retirement accounts, partially offset by lower trading volumes and higher money market fee waivers. The sequential increase primarily reflects higher trading volumes and growth in mutual fund assets.

•

Investment management and performance fees were $745 million, a decrease of 2% year-over-year and an increase of 2% (unannualized) sequentially. The year-over-year decrease was driven by higher money market fee waivers partially offset by net new business. Sequentially, higher market values, lower money market fee waivers and net new business were partially offset by seasonally lower performance fees. Excluding performance fees, investment management fees increased 7% (unannualized) sequentially.

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BNY Mellon 1Q12 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Foreign exchange	$173	$184	$221	$183	$136
Fixed income	17	28	(21)	41	47
Credit derivatives (Used as economic hedges of loans)	(1)	(1)	1	(2)	(2)
Other	9	11	(1)	6	10
Total	$198	$222	$200	$228	$191

Foreign exchange and other trading revenue totaled $191 million compared with $198 million in the first quarter of 2011 and $228 million in the fourth quarter of 2011. In the first quarter of 2012, foreign exchange revenue totaled $136 million, a decrease of 21% year-over-year and 26% (unannualized) sequentially. The year-over-year decrease reflects lower volumes and volatility, while sequentially, volumes were unchanged and volatility decreased 20%. Other trading revenue was $55 million in the first quarter of 2012 compared with $25 million in the first quarter of 2011 and $45 million in the fourth quarter of 2011. Both increases were primarily driven by higher fixed income trading.

•

Investment and other income totaled $139 million compared with $81 million in the first quarter of 2011 and $146 million in the fourth quarter of 2011. The year-over-year increase primarily resulted from higher leasing and seed capital gains. Sequentially, the decline primarily resulted from the $98 million pre-tax gain on the sale of the Shareowner Services business recorded in the fourth quarter of 2011, partially offset by higher leasing and seed capital gains in the first quarter of 2012.

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BNY Mellon 1Q12 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11		4Q11
Net interest revenue (non-FTE)	$698	$731	$775	$780	$765	10%		(2)%
Net interest revenue (FTE)	702	737	782	790	776	11		(2)
Net interest margin (FTE)	1.49%	1.41%	1.30%	1.27%	1.32%	(17	) bps	5	bps
Selected average balances:
Cash/interbank investments	$82,518	$97,936	$126,392	$121,017	$103,795	26%		(14)%
Trading account securities	3,698	2,877	2,509	2,490	2,519	(32)		1
Securities	65,397	68,782	70,863	79,981	86,808	33		9
Loans	38,566	40,328	40,489	44,236	43,209	12		(2)

Interest-earning assets	190,179	209,923	240,253	247,724	236,331	24		(5)
Interest-bearing deposits	116,515	125,958	125,795	130,343	125,438	8		(4)
Noninterest-bearing deposits	38,616	43,038	73,389	76,309	66,613	73		(13)
Selected average yields/rates:
Cash/interbank investments	0.73%	0.73%	0.66%	0.61%	0.64%
Trading account securities	2.44	2.44	2.62	2.94	2.78
Securities	2.96	2.89	2.87	2.60	2.44
Loans	2.08	2.02	1.96	1.87	1.95
Interest-earning assets	1.80	1.70	1.55	1.50	1.56
Interest-bearing deposits	0.17	0.22	0.21	0.18	0.14
Average cash/interbank investments as a percentage of average interest-earning assets	43%	47%	53%	49%	44%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	20%	21%	31%	31%	28%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•

Net interest revenue totaled $765 million in 1Q12, an increase of $67 million compared with 1Q11 and a decrease of $15 million sequentially. The year-over-year increase in net interest revenue was primarily driven by higher average client deposits, increased investment in high quality investment securities and higher loan levels, partially offset by narrower spreads and lower accretion. The sequential decrease was primarily driven by lower average client deposits and lower accretion, partially offset by increased investments in high quality investment securities.

-	Average noninterest-bearing client deposits increased $28 billion, or 73%, compared with 1Q11 and decreased $10 billion, or 13%, compared with 4Q11.
•

The net interest margin (FTE) was 1.32% in 1Q12, compared with 1.27% in 4Q11 and 1.49% in 1Q11. The year-over-year decrease in the net interest margin (FTE) was primarily driven by increased client deposits nearly half of which were invested in liquid, lower-yielding assets. The sequential increase in the net interest margin (FTE) primarily reflects increased investments in high quality investment securities and a decrease in lower-yielding interest-bearing deposits with banks.

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BNY Mellon 1Q12 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense (a)						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Staff:
Compensation	$876	$903	$903	$885	$861	(2)%	(3)%
Incentives	325	328	328	281	352	8	25
Employee benefits	223	232	226	216	240	8	11
Total staff	1,424	1,463	1,457	1,382	1,453	2	5
Professional, legal and other purchased services	283	301	311	322	299	6	(7)
Software and equipment	206	203	193	213	205	—	(4)
Net occupancy	153	161	151	159	147	(4)	(8)
Distribution and servicing	111	109	100	96	101	(9)	5
Sub-custodian	68	88	80	62	70	3	13
Business development	56	73	57	75	56	—	(25)
Other	277	292	304	274	320	16	17
Amortization of intangible assets	108	108	106	106	96	(11)	(9)
Restructuring charges	(6)	(7)	(5)	107	(9)	N/M	N/M
M&I expenses	17	25	17	32	18	6	(44)
Total noninterest expense – GAAP	$2,697	$2,816	$2,771	$2,828	$2,756	2%	(3)%
Total staff expense as a percentage of total revenue	39%	38%	39%	39%	40%
Memo:
Total noninterest expense excluding amortization of intangible assets, restructuring charges, M&I expenses and direct expense related to Shareowner Services – Non-GAAP	$2,532	$2,643	$2,616	$2,537	$2,651	5%	4%
(a)	See “Supplemental information” beginning on page 18 for noninterest expense excluding the direct expense related to Shareowner Services – Non-GAAP.

N/M – Not meaningful.

KEY POINTS

•

Total noninterest expense (excluding amortization of intangible assets, restructuring charges, merger and integration (“M&I”) expenses and direct expense related to Shareowner Services) (Non-GAAP) increased 5% compared with the prior year period and 4% (unannualized) sequentially.

-	The year-over-year increase primarily reflects higher litigation and legal expenses, higher incentive expense due to the vesting of long-term stock awards for retirement eligible employees and higher pension expense.
-	The sequential increase was driven by higher litigation expense, higher incentive expense due to the vesting of long-term stock awards for retirement eligible employees and higher pension expenses. Additionally, we are beginning to realize the results of our operational excellence initiatives as business development, professional and other purchased services, compensation, net occupancy and software and equipment expenses decreased.

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BNY Mellon 1Q12 Quarterly Earnings Review

CAPITAL

Basel I Tier 1 common equity generation
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 625	$735	$651	$505	$ 619
Add: Amortization of intangible assets, net of tax	68	68	67	66	61
Gross Basel I Tier 1 common equity generated	693	803	718	571	680
Less capital deployed:
Dividends	111	163	160	159	158
Common stock repurchases	32	272	462	69	371
Goodwill and intangible assets related to acquisitions/dispositions	12	—	16	(241)	—
Total capital deployed	155	435	638	(13)	529
Add: Other	257	139	(43)	(114)	146
Net Basel I Tier 1 common equity generated	$ 795	$507	$37	$470	$ 297

Capital ratios	March 31, 2011		Dec. 31, 2011		March 31, 2012 (a)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c)	6.1%		7.1%		7.6%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	12.4		13.4		13.9
Basel I Tier 1 capital ratio	14.0		15.0		15.6
Basel I total (Tier 1 plus Tier 2) capital ratio	16.8		17.0		17.5
Basel I leverage capital ratio	6.1		5.2		5.6
Common shareholders’ equity to total assets ratio (c)	12.5		10.3		11.3
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	5.9		6.4		6.5
(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio – Non-GAAP reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	See “Supplemental information” beginning on page 18 for a calculation of these ratios.

We generated $680 million of gross Basel I Tier 1 common equity in the first quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio – Non-GAAP was 7.6% at March 31, 2012 compared with 7.1% at Dec. 31, 2011 and 6.1% at March 31, 2011. The sequential improvement in the ratio was driven by an increase in the value of our investment securities portfolio, earnings retention and lower risk-weighted assets, partially offset by share repurchases.

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BNY Mellon 1Q12 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At March 31, 2012, the fair value of our investment securities portfolio totaled $88.2 billion. The unrealized pre-tax net gain on our total securities portfolio was $1.2 billion at March 31, 2012 compared with $793 million at Dec. 31, 2011. During the first quarter of 2012, we received $229 million of paydowns and sold approximately $23 million of sub-investment grade securities. The investment securities previously included in the former Grantor Trust were marked down to approximately 60% of face value in 2009. At March 31, 2012, these securities were trading above adjusted amortized cost with a total unrealized pre-tax gain of $364 million.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio
	Dec. 31, 2011		1Q12 change in unrealized gain/(loss)	March 31, 2012			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollars in millions)	Fair value			Amortized cost	Fair value				AAA/ AA-	A+/A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$27,493		$53	$33,882	$34,538		102%	$656	100%	—%	—%	—%	—%
U.S. Treasury securities	17,999		(119)	14,920	15,173		101	253	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	11,881		53	11,961	12,171		102	210	100	—	—	—	—
Non-agency RMBS (c)	3,179		187	2,868	3,232		68	364	1	1	2	96	—
Non-agency RMBS	1,780		101	2,036	1,787		81	(249)	20	15	12	53	—
European floating rate notes (d)	3,025		26	3,726	3,405		90	(321)	69	23	5	3	—
Commercial MBS	3,003		41	3,052	3,161		104	109	82	16	2	—	—
State and political subdivisions	2,806		(7)	4,055	4,067		101	12	83	14	2	—	1
Foreign covered bonds (e)	2,425		21	3,171	3,207		101	36	99	1	—	—	—
Corporate bonds	1,738		59	1,642	1,696		103	54	14	77	8	1	—
CLO	1,233		14	1,129	1,118		99	(11)	100	—	—	—	—
FDIC-insured debt	1,112		(12)	154	154		100	—	100	—	—	—	—
U.S. Government agency debt	958		3	1,079	1,108		103	29	100	—	—	—	—
Credit cards	397		—	324	328		102	4	20	80	—	—	—
Other	2,709		(31)	3,022	3,058		101	36	44	52	—	1	3
Total investment securities	$81,738	(f)	$389	$87,021	$88,203	(f)	101%	$1,182	88%	6%	1%	5%	—%
(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to United Kingdom, France, Germany and Netherlands.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancement, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Germany and Canada.
(f)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $269 million at Dec. 31, 2011 and $20 million at March 31, 2012.

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BNY Mellon 1Q12 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	March 31, 2011	Dec. 31, 2011	March 31, 2012
Loans:
Other residential mortgages	$245	$203	$188
Commercial real estate	36	40	39
Wealth management	56	32	35
Commercial	32	21	32
Financial institutions	4	23	14
Foreign	7	10	10
Total nonperforming loans	380	329	318
Other assets owned	6	12	13
Total nonperforming assets (a)	$386	$341	$331
Nonperforming assets ratio	0.96%	0.78%	0.77%
Allowance for loan losses/nonperforming loans	122.9	119.8	121.4
Total allowance for credit losses/nonperforming loans	145.8	151.1	155.3

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $239 million at March 31, 2011, $101 million at Dec. 31, 2011 and $180 million at March 31, 2012. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (dollars in millions)	1Q11	4Q11	1Q12
Allowance for credit losses – beginning of period	$571	$498	$497
Provision for credit losses	—	23	5
Net (charge-offs) recoveries:
Other residential mortgages	(16)	(14)	(8)
Commercial	1	(7)	—
Foreign	—	(2)	—
Commercial real estate	(3)	(1)	—
Financial institutions	1	—	—
Net (charge-offs) recoveries	(17)	(24)	(8)
Allowance for credit losses – end of period	$554	$497	$494
Allowance for loan losses	$467	$394	$386
Allowance for lending-related commitments	87	103	108

The provision for credit losses was $5 million in the first quarter of 2012 compared with $23 million in the fourth quarter of 2011 and no provision in the first quarter of 2011.

REVIEW OF BUSINESSES

On Dec. 31, 2011, BNY Mellon sold its Shareowner Services business. In the first quarter of 2012, we reclassified the results of the Shareowner Services business from the Investment Services business to the Other segment. The reclassification did not impact the consolidated results. All prior periods have been restated.

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BNY Mellon 1Q12 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

						1Q12 vs.
(dollars in millions, unless otherwise noted)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Revenue:
Investment management:
Mutual funds	$283	$290	$263	$237	$260	(8)%	10%
Institutional clients	319	319	311	299	322	1	8
Wealth management	164	163	157	154	157	(4)	2
Investment management	766	772	731	690	739	(4)	7
Performance fees	17	18	11	47	16	(6)	N/M
Distribution and servicing	51	48	41	41	45	(12)	10
Other (a)	34	24	(26)	(11)	52	N/M	N/M
Total fee and other revenue (a)	868	862	757	767	852	(2)	11
Net interest revenue	52	48	51	55	55	6	—
Total revenue	920	910	808	822	907	(1)	10
Provision for credit losses	—	1	—	—	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	627	641	622	632	619	(1)	(2)
Income before taxes (ex. amortization of intangible assets)	293	268	186	190	288	(2)	52
Amortization of intangible assets	55	53	53	53	48	(13)	(9)
Income before taxes	$238	$215	$133	$137	$240	1%	75%

Pre-tax operating margin	26%	24%	16%	17%	26%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	36%	33%	26%	26%	36%

Metrics:
Changes in market value of assets under management (in billions) (c):
Beginning balance	$1,172	$1,229	$1,274	$1,198	$1,260
Net inflows (outflows):
Long-term	31	32	4	16	7
Money market	(5)	(1)	(15)	7	(9)
Total net inflows (outflows)	26	31	(11)	23	(2)
Net market/currency impact	31	14	(65)	39	50
Ending balance	$1,229	$1,274	$1,198	$1,260	$1,308 (d)	6%	4%

Composition of assets under management at period end (c):
Equity	34%	34%	30%	31%	33%
Fixed income	30	31	35	35	35
Money market	27	26	27	26	24
Alternative investments and overlay	9	9	8	8	8
Total	100%	100%	100%	100%	100%

Wealth management:
Average loans	$6,825	$6,884	$6,958	$7,209	$7,422	9%	3%
Average deposits	$9,272	$8,996	$10,392	$11,761	$11,491	24%	(2)%
(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information” beginning on page 18. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $110 million, $108 million, $99 million, $95 million and $100 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Preliminary.
N/M	– Not meaningful.

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BNY Mellon 1Q12 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were a record $1.3 trillion at March 31, 2012, an increase of 6% year-over-year and 4% sequentially. The year-over-year increase primarily resulted from net new business and higher market values. On a sequential basis, the increase resulted from higher market values.

-	Net long-term inflows were $7 billion and short-term outflows were $9 billion in 1Q12. Long-term inflows benefited from fixed income and active equity assets.

•	Generated positive operating leverage sequentially, excluding amortization of intangible assets.

•

Investment management fees decreased 4% year-over-year and increased 7% (unannualized) sequentially. The year-over-year decrease was driven by higher money market fee waivers, partially offset by net new business. The sequential increase reflects higher market values, lower money market fee waivers and net new business.

•

Other revenue was $52 million in 1Q12 compared with revenue of $34 million in 1Q11 and a loss of $11 million in 4Q11. Both increases were primarily driven by higher seed capital gains. Sequentially, the increase also reflects a $30 million write-down of an equity investment recorded in 4Q11.

•	Net interest revenue increased 6% year-over-year and was unchanged sequentially. The year-over-year increase primarily resulted from higher average loans and deposits.

-	Average loans increased 9% year-over-year and 3% sequentially; average deposits increased 24% year-over-year and decreased 2% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) decreased 1% year-over-year and 2% (unannualized) sequentially. The year-over-year decrease was driven by lower distribution and servicing expense and lower professional, legal and other purchased services. The sequential decrease primarily resulted from lower incentive expense due to seasonally lower performance fees, and lower business development expense, partially offset by higher distribution and servicing expense.

•	45% non-U.S. revenue in 1Q12 vs. 41% in 1Q11.

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BNY Mellon 1Q12 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, alternative investment services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						1Q12 vs.
(dollars in millions, unless otherwise noted)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Revenue:
Investment services fees:
Asset servicing	$890	$943	$894	$858	$915	3%	7%
Issuer services	292	314	401	245	251	(14)	2
Clearing services	292	292	297	278	303	4	9
Treasury services	133	134	132	133	136	2	2
Total investment services fees	1,607	1,683	1,724	1,514	1,605	—	6
Foreign exchange and other trading revenue	209	203	236	196	176	(16)	(10)
Other (a)	73	81	68	71	73	—	3
Total fee and other revenue (a)	1,889	1,967	2,028	1,781	1,854	(2)	4
Net interest revenue	621	650	661	634	644	4	2
Total revenue	2,510	2,617	2,689	2,415	2,498	—	3
Provision for credit losses	—	—	—	—	16	N/ M	N/ M
Noninterest expense (ex. amortization of intangible assets)	1,702	1,775	1,851	1,706	1,781	5	4
Income before taxes (ex. amortization of intangible assets)	808	842	838	709	701	(13)	(1)
Amortization of intangible assets	50	50	49	50	48	(4)	(4)
Income before taxes	$758	$792	$789	$659	$653	(14)%	(1)%

Pre-tax operating margin	30%	30%	29%	27%	26%
Pre-tax operating margin (ex. amortization of intangible assets)	32%	32%	31%	29%	28%

Investment services fees as a percentage of noninterest expense (b)	96%	96%	98%	90%	94%

Metrics:
Market value of assets under custody and administration at period-end (in trillions)	$25.5	$26.3	$25.9	$25.8	$26.6	4%	3%

Market value of securities on loan at period-end (in billions) (c)	$278	$273	$250	$269	$265	(5)%	(1)%

Securities lending revenue	$27	$52	$32	$35	$39	44%	11%

Average loans	$20,554	$22,891	$22,879	$26,804	$25,902	26%	(3)%
Average deposits	$139,342	$153,863	$181,848	$188,539	$176,811	27%	(6)%

Asset servicing:
New business wins (AUC) (in billions)	$496	$196	$96	$431	$453

Corporate Trust:
Total debt serviced (in trillions)	$11.9	$11.8	$11.9	$11.8	$11.9	—%	1%
Number of deals administered	133,416	133,262	134,843	133,850	133,319	—%	—%

Depositary Receipts:
Number of sponsored programs	1,367	1,386	1,384	1,389	1,391	2%	—%

Clearing services:
DARTS volume (in thousands)	207.2	196.5	207.7	178.7	196.6	(5)%	10%
Average active clearing accounts U.S. (in thousands)	5,289	5,486	5,503	5,429	5,413	2%	—%
Average long-term mutual fund assets (U.S. platform)	$287,682	$306,193	$287,573	$287,562	$306,212	6%	6%
Average margin loans	$6,978	$7,506	$7,351	$7,548	$7,900	13%	5%

Broker-Dealer:
Average collateral management balances (in billions)	$1,806	$1,845	$1,872	$1,866	$1,929	7%	3%

Treasury services:
Global payments transaction volume (in thousands)	10,761	10,944	11,088	10,856	10,838	1%	—%
(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Represents the securities on loan managed by the Investment Services business.

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BNY Mellon 1Q12 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.6 billion, unchanged year-over-year and an increase of 6% (unannualized) sequentially.

-	Asset servicing fees (global custody, broker-dealer services and alternative investment services) were $915 million in 1Q12 compared with $890 million in 1Q11 and $858 million in 4Q11. Both increases reflect net new business and higher equity markets, as well as higher securities lending revenue driven by wider spreads.

-	Issuer services fees (Corporate Trust and Depositary Receipts) were $251 million in 1Q12 compared with $292 million in 1Q11 and $245 million in 4Q11. The year-over-year decrease primarily resulted from lower money market fees, lower trust fees related to the weakness in structured products and higher fee waivers in Corporate Trust and lower Depositary Receipts revenue. Sequentially, higher Depositary Receipts revenue was partially offset by lower Corporate Trust fees.

-	Clearing services fees (Pershing) were $303 million in 1Q12 compared with $292 million in 1Q11 and $278 million in 4Q11. The year-over-year increase was driven by net new business and growth in mutual fund assets and retirement accounts, partially offset by lower trading volumes and higher money market fee waivers. The sequential increase primarily reflects higher trading volumes and growth in mutual fund assets.

•

Foreign exchange and other trading revenue decreased 16% year-over-year and 10% (unannualized) sequentially. The year-over-year decrease primarily reflects lower volumes and volatility, while sequentially, volumes were unchanged and volatility decreased 20%.

•

Net interest revenue was $644 million in 1Q12 compared with $621 million in 1Q11 and $634 million in 4Q11. The year-over-year increase reflects higher average client deposits, partially offset by lower accretion. The sequential increase reflects wider spreads on deposit balances, partially offset by lower accretion.

•

The provision for credit losses of $16 million in the first quarter of 2012 primarily resulted from a broker-dealer customer that filed for bankruptcy. This charge was previously recorded in the Other segment.

•

Noninterest expense (excluding amortization of intangible assets) increased 5% year-over-year and 4% (unannualized) sequentially. Both increases reflect higher litigation and legal expenses. The sequential increase also reflects higher volume-related expenses and expenses in support of new business partially offset by expense control initiatives.

•	36% non-U.S. revenue in 1Q12 vs. 37% in 1Q11.

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BNY Mellon 1Q12 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related services, the leasing portfolio, corporate treasury activities, business exits, M&I expenses and other corporate revenue and expense items. Results in 2011 include the Shareowner Services business.

(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Revenue:
Fee and other revenue	$147	$269	$121	$240	$164
Net interest revenue	25	33	63	91	66
Total revenue	172	302	184	331	230
Provision for credit losses	—	(1)	(22)	23	(11)
Noninterest expense (ex. amortization of intangible assets,restructuring charges and M&I expenses)	249	274	180	245	251
Income (loss) before taxes (ex. amortization of intangible assets,restructuring charges and M&I expenses)	(77)	29	26	63	(10)
Amortization of intangible assets	3	5	4	3	—
Restructuring charges	(6)	(7)	(5)	107	(9)
M&I expenses	17	25	17	32	18
Income (loss) before taxes	$(91)	$6	$10	$(79)	$(19)
Average loans and leases	$11,187	$10,553	$10,652	$10,223	$9,885

KEY POINTS

•

Total fee and other revenue increased $17 million compared with 1Q11 and decreased $76 million compared with 4Q11. The year-over-year increase reflects higher net securities gains and higher leasing gains and an improved credit valuation adjustment, partially offset by the impact of the sale of the Shareowner Services business. The sequential decrease was driven by the sale of the Shareowner Services business, partially offset by higher net securities gains and higher leasing gains.

•

Net interest revenue increased $41 million compared with 1Q11 and decreased $25 million compared with 4Q11. The year-over-year growth reflects increased investments in high quality investment securities. Sequentially, the decrease was primarily driven by lower average deposits, partially offset by increased investment securities.

•

The provision for credit losses was a credit of $11 million in the first quarter of 2012 primarily resulting from the reclassification of a previously recorded charge to the Investment Services business.

•

Noninterest expense (excluding amortization of intangible assets, restructuring charges and M&I expenses) increased $2 million compared with 1Q11 and $6 million compared with 4Q11. Both increases were primarily driven by higher incentive expense due to the vesting of long-term awards for retirement eligible employees and higher pension expense, partially offset by the impact of the sale of the Shareowner Services business.

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BNY Mellon 1Q12 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Tier 1 common equity to risk-weighted assets excludes trust preferred securities, which will be phased out of Tier 1 regulatory capital beginning in 2013. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains (losses) and noncontrolling interests related to consolidated investment management funds; and expense measures which exclude restructuring charges, M&I expenses and amortization of intangible assets expenses. Return on equity and operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains (losses), BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. Restructuring charges relate to our operational excellence initiatives and migrating positions to global growth centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income (loss) of consolidated investment management funds, net of net income (loss) attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

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BNY Mellon 1Q12 Quarterly Earnings Review

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Reconciliation of net income and EPS – GAAP to Non-GAAP	1Q11		4Q11			1Q12
(dollars in millions, except per common share amounts)	Net income	EPS	Net income	EPS		Net income	EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis	$625	$0.50	$505	$0.42		$619	$0.52
Add: Restructuring charges	(5)	N/A	67	0.06		N/A	N/A
M&I expenses	11	N/A	N/A	N/A		N/A	N/A
Net income applicable to common shareholders excluding restructuring charges and M&I expenses – Non-GAAP	631	0.50	572	0.47	(a)	619	0.52
Add: Amortization of intangible assets	68	0.05	66	0.05		61	0.05
Net income applicable to common shareholders excluding restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$699	$0.55	$638	$0.52		$680	$0.57
(a)	Does not foot due to rounding.

N/A – Not applicable.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Income before income taxes – GAAP	$949	$1,034	$945	$689	$885
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	44	21	13	(28)	11
Add: Amortization of intangible assets	108	108	106	106	96
Restructuring charges	(6)	(7)	(5)	107	(9)
M&I expenses	17	25	17	32	18
Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP	$1,024	$1,139	$1,050	$962	$979
Fee and other revenue – GAAP	$2,838	$3,056	$2,887	$2,765	$2,838
Income of consolidated investment management funds – GAAP	110	63	32	(5)	43
Net interest revenue – GAAP	698	731	775	780	765
Total revenue – GAAP	3,646	3,850	3,694	3,540	3,646
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	44	21	13	(28)	11
Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investmentmanagement funds – Non-GAAP	$3,602	$3,829	$3,681	$3,568	$3,635
Pre-tax operating margin (a)	26%	27%	26%	19%	24%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets, restructuring charges and M&I expenses – Non-GAAP (a)	28%	30%	29%	27%	27%
(a)	Income before taxes divided by total revenue.

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BNY Mellon 1Q12 Quarterly Earnings Review

Return on common equity and tangible common equity (dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$625	$735	$651	$505	$619
Add: Amortization of intangible assets, net of tax	68	68	67	66	61
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	693	803	718	571	680
Less: Net securities gains (losses)	3	N/A	N/A	N/A	N/A
Add: Restructuring charges	(5)	(5)	(3)	67	(6)
M&I expenses	11	16	11	21	12
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP	$696	$814	$726	$659	$686

Average common shareholders’ equity	$32,827	$33,464	$34,008	$33,761	$33,718
Less: Average goodwill	18,121	18,193	18,156	18,044	17,962
Average intangible assets	5,664	5,547	5,453	5,333	5,121
Add: Deferred tax liability – tax deductible goodwill	862	895	915	967	972
Deferred tax liability – non-tax deductible intangible assets	1,658	1,630	1,604	1,459	1,428
Average tangible common shareholders’ equity – Non-GAAP	$11,562	$12,249	$12,918	$12,810	$13,035

Return on common equity– GAAP (a)	7.7%	8.8%	7.6%	5.9%	7.4%
Return on common equity excluding amortization of intangible assets, net securities gains (losses),restructuring charges and M&I expenses – Non-GAAP (a)	8.6%	9.7%	8.5%	7.7%	8.2%
Return on tangible common equity – Non-GAAP (a)	24.3%	26.3%	22.1%	17.7%	21.0%
Return on tangible common equity excluding net securities gains (losses), restructuring charges and M&I expenses – Non-GAAP (a)	24.4%	26.6%	22.3%	20.4%	21.2%
(a)	Annualized.
N/A	– Not applicable.

Equity to assets and book value per common share	March 31,	Dec. 31,	March 31,
(dollars in millions, unless otherwise noted)	2011	2011	2012
BNY Mellon shareholders’ equity at period end – GAAP	$33,258	$33,417	$34,000
Less: Goodwill	18,156	17,904	18,002
Intangible assets	5,617	5,152	5,072
Add: Deferred tax liability – tax deductible goodwill	862	967	972
Deferred tax liability – non-tax deductible intangible assets	1,658	1,459	1,428
Tangible BNY Mellon shareholders’ equity at period end – Non-GAAP	$12,005	$12,787	$13,326

Total assets at period end – GAAP	$266,444	$325,266	$300,169
Less: Assets of consolidated investment management funds	14,699	11,347	11,609
Subtotal assets of operations – Non-GAAP	251,745	313,919	288,560
Less: Goodwill	18,156	17,904	18,002
Intangible assets	5,617	5,152	5,072
Cash on deposit with the Federal Reserve and other central banks (a)	24,613	90,230	61,992
Tangible total assets of operations at period end – Non-GAAP	$203,359	$200,633	$203,494

BNY Mellon shareholders’ equity to total assets – GAAP	12.5%	10.3%	11.3%

Tangible BNY Mellon shareholders’ equity to tangible assets of operations – Non-GAAP	5.9%	6.4%	6.5%

Period end common shares outstanding (in thousands)	1,241,724	1,209,675	1,192,716

Book value per common share	$26.78	$27.62	$28.51
Tangible book value per common share – Non-GAAP	$9.67	$10.57	$11.17
(a)	Assigned a zero percent risk-weighting by the regulators.

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BNY Mellon 1Q12 Quarterly Earnings Review

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio (dollars in millions)	March 31, 2011	Dec. 31, 2011	March 31, 2012 (a)
Total Tier 1 capital – Basel I	$14,402	$15,389	$15,696
Less: Trust preferred securities	1,686	1,659	1,669
Total Tier 1 common equity	$12,716	$13,730	$14,027

Total risk-weighted assets – Basel I	$102,887	$102,255	$100,785

Basel I Tier 1 common equity to risk-weighted assets ratio	12.4%	13.4%	13.9%
(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio on a fully-phased-in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)	March 31, 2011	Dec. 31, 2011	March 31, 2012 (b)
Total Tier 1 capital – Basel I	$14,402	$15,389	$15,696
Less: Trust preferred securities	1,686	1,659	1,669
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	729	944	701
Adjustments related to equity method investments (c)	524	555	571
Net pensions fund assets (c)	409	90	100
Other	—	(3)	(2)
Total estimated Basel III Tier 1 common equity	$11,054	$12,144	$12,657

Total risk-weighted assets – Basel I	$102,887	$102,255	$100,785
Add: Adjustments (d)	77,199	67,813	65,889
Total estimated Basel III risk-weighted assets	$180,086	$170,068	$166,674

Estimated Basel III Tier 1 common equity ratio – Non-GAAP	6.1%	7.1%	7.6%
(a)	Our estimated Basel III Tier 1 common equity ratio – Non-GAAP reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the near future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I and Basel II make for pension liabilities and available-for-sale securities. Also, under Basel III, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between Basel I and Basel III include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes, while under Basel III includes borrower credit ratings and internal risk models; the treatment of securitizations that fall below investment grade receive a significantly higher risk-weighting under Basel III than Basel I; also, Basel III includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests (dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Income (loss) from consolidated investment management funds	$110	$63	$32	$(5)	$43
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	44	21	13	(28)	11
Income from consolidated investment management funds, net of noncontrolling interests	$66	$42	$19	$23	$32

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BNY Mellon 1Q12 Quarterly Earnings Review

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests (dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12
Investment management and performance fees	$31	$29	$27	$20	$22
Other (Investment income)	35	13	(8)	3	10
Income from consolidated investment management funds, net of noncontrolling interests	$66	$42	$19	$23	$32

The following tables present fee and other revenue and noninterest expense excluding Shareowner Services.

Fee and other revenue excluding Shareowner Services						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Investment services fees:
Asset servicing	$ 917	$973	$922	$885	$943	3%	7%
Issuer services	292	314	400	245	251	(14)	2
Clearing services	292	292	297	278	303	4	9
Treasury services	134	134	133	134	136	1	1
Total investment services fees	1,635	1,713	1,752	1,542	1,633	—	6
Investment management and performance fees	764	779	729	730	745	(2)	2
Foreign exchange and other trading revenue	197	221	200	227	191	(3)	(16)
Distribution and servicing	53	49	43	42	46	(13)	10
Financing-related fees	41	47	38	37	44	7	19
Investment and other income	81	145	83	48	139	N/M	N/M
Total fee revenue	2,771	2,954	2,845	2,626	2,798	1	7
Net securities gains (losses)	5	48	(2)	(3)	40	N/M	N/M
Total fee and other revenue	$2,776	$3,002	$2,843	$2,623	$2,838	2%	8%

Noninterest expense excluding Shareowner Services						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Staff:
Compensation	$ 862	$888	$889	$871	$861	—%	(1)%
Incentives	323	327	327	278	352	9	27
Employee benefits	219	229	222	213	240	10	13
Total staff	1,404	1,444	1,438	1,362	1,453	3	7
Professional, legal and other purchased services	272	289	300	310	299	10	(4)
Software and equipment	205	203	192	212	205	—	(3)
Net occupancy	150	158	149	156	147	(2)	(6)
Distribution and servicing	111	109	100	96	101	(9)	5
Sub-custodian	68	88	80	62	70	3	13
Business development	56	72	57	74	56	—	(24)
Other	266	280	300	265	320	20	21
Subtotal	2,532	2,643	2,616	2,537	2,651	5	4
Amortization of intangible assets	105	104	103	103	96	(9)	(7)
Restructuring charges	(6)	(7)	(5)	107	(9)	N/ M	N/ M
M&I expenses	17	25	17	32	18	6	(44)
Total noninterest expense	$2,648	$2,765	$2,731	$2,779	$2,756	4%	(1)%

The following table presents investment management fees net of performance fees.

Investment management and performance fees						1Q12 vs.
(dollars in millions)	1Q11	2Q11	3Q11	4Q11	1Q12	1Q11	4Q11
Investment management and performance fees	$764	$779	$729	$730	$745	(2)%	2%
Less: Performance fees	17	18	11	47	16	N/M	N/M
Investment management fees	$747	$761	$718	$683	$729	(2)%	7%

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BNY Mellon 1Q12 Quarterly Earnings Review

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding our operational excellence initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of April 18, 2012, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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